CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Rand Logistics, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-143291 and 333-117051) of our report dated March 3, 2006, included in this Form 10-KSB relating to the consolidated financial statements of Rand Logistics, Inc. (formerly Rand Acquisition Corporation) for the fiscal year ended December 31, 2005.


/s/ GOLDSTEIN GOLUB KESSLER LLP

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

June 28, 2007